SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934

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INTUITIVE SURGICAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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950 Kifer Road

Sunnyvale, California 94086

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 19, 2006

TO THE STOCKHOLDERS OF INTUITIVE SURGICAL, INC.:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Intuitive Surgical, Inc. will be held at The Grand Hotel, 865 W. El Camino Real, Sunnyvale, California 94086 on Friday, May 19, 2006, at 2:30 p.m., Pacific time, for the following purposes:

•	to elect two Class III members of the Board of Directors to serve until the 2009 annual meeting of stockholders; and

•	to transact any other business which is properly brought before the meeting or any adjournment or postponement thereof.

Please refer to the attached proxy statement, which forms a part of this Notice and is incorporated herein by reference, for further information with respect to the business to be transacted at the annual meeting.

Stockholders of record at the close of business on April 5, 2006 are entitled to notice of, and to vote at, the annual meeting or any adjournment or postponement thereof. The Board of Directors of Intuitive Surgical unanimously recommends that you vote “FOR” the nominees to the Board of Directors listed in Proposal No. 1 in the attached proxy statement.

The presence, in person or by proxy, of shares of Intuitive Surgical common stock representing a majority of shares of Intuitive Surgical common stock issued and outstanding on the record date will be required to establish a quorum at the annual meeting. The candidates for director receiving the highest number of votes, up to the number of directors to be elected, will be elected to Intuitive Surgical’s Board of Directors.

Your vote is important. Please sign, date and return the enclosed proxy card as soon as possible to make sure that your shares are represented at the annual meeting. If you are a stockholder of record of Intuitive Surgical common stock, you also may cast your vote in person at the annual meeting. If your shares are held in an account at a brokerage firm or bank, you should instruct it on how to vote your shares.

By Order of the Board of Directors

/s/ Lonnie M. Smith

Lonnie M. Smith

President, Chief Executive Officer and

Chairman of the Board

Sunnyvale, California

April 13, 2006

Please note that attendance at the annual meeting will be limited to stockholders as of the record date, or their authorized representatives, and guests of Intuitive Surgical.

INTUITIVE SURGICAL, INC.

PROXY STATEMENT

FOR

ANNUAL MEETING OF STOCKHOLDERS

MAY 19, 2006

INTRODUCTION

General

This proxy statement is furnished to our stockholders in connection with the solicitation of proxies for use at our annual meeting of stockholders to be held on May 19, 2006 at 2:30 p.m., Pacific time, for the purposes as set forth in the “Notice of Annual Meeting of Stockholders”.

A copy of our Annual Report on Form 10-K for the year ended December 31, 2005 and this proxy statement and accompanying proxy card will be first mailed to stockholders on or about April 13, 2006.

This solicitation is made on behalf of our Board of Directors and we will pay the costs of solicitation. Our directors, officers and employees may also solicit proxies by telephone, fax or personal interview. We will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy material to our stockholders. We have retained Computershare Trust Co. to assist in the solicitation of proxies with respect to shares of our common stock held of record by brokers, nominees and institutions for a customary fee.

Our principal executive offices are located at 950 Kifer Road, Sunnyvale, California 94086, telephone (408) 523-2100.

Shares Entitled to Vote and Required Vote

Our outstanding common stock constitutes the only class of securities entitled to vote at the annual meeting. Stockholders of record of the common stock at the close of business on April 5, 2006 are entitled to notice of, and to vote at, the annual meeting. A list of our stockholders will be available for review at our principal executive offices during regular business hours for a period of 10 days prior to the annual meeting. As of April 5, 2006, 36,540,957 shares of our common stock were issued and outstanding. The presence at the meeting, in person or by proxy, of a majority of the shares of the common stock issued and outstanding on April 5, 2006 will constitute a quorum. Each share of common stock is entitled to one vote.

Voting Procedures

A proxy card is enclosed for your use. We ask that you complete, sign, date and return the proxy card in the accompanying envelope, which is postage prepaid if you mail it in the United States.

You have choices on the matter to be voted upon at the annual meeting. By checking the appropriate box on your proxy card you may:

•	vote for the director nominees listed in Proposal No. 1; or

•	withhold authority to vote for some or all of the director nominees.

Unless there are different instructions on the proxy, all shares represented by valid proxies (and not revoked before they are voted) will be voted at the meeting FOR the election of the director nominees listed in Proposal No. 1. With respect to any other business which may properly come before the annual meeting and be submitted to a vote of stockholders, proxies will be voted in accordance with the best judgment of the designated proxy holders.

Shares represented by proxies that reflect abstentions or “broker non-votes” (i.e., shares held by a broker or nominee which are represented at the meeting, but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will be counted as shares that are present and entitled to vote for purposes of determining the presence of a quorum. Broker non-votes are not deemed to be entitled to vote for purposes of determining whether stockholder approval of a matter has been obtained. As a result, broker non-votes are not included in the tabulation of voting results on any proposal. The director nominees listed in Proposal No. 1 will be elected by a plurality of the votes of the shares present or represented by proxy at the meeting and entitled to vote on the election of directors.

Stockholders of record may vote by either completing and returning the enclosed proxy card prior to the meeting, voting in person at the meeting, or submitting a signed proxy card at the meeting.

Your vote is important. Accordingly, please complete, sign, date and return the accompanying proxy card whether or not you plan to attend the annual meeting in person.

You may revoke your proxy at any time before it is actually voted at the meeting by:

•	delivering written notice of revocation to our Secretary at 950 Kifer Road, Sunnyvale, California 94086;

•	submitting a later dated proxy; or

•	attending the meeting and voting in person.

Your attendance at the meeting will not, by itself, constitute revocation of your proxy. You may also be represented by another person present at the meeting by executing a form of proxy designating that person to act on your behalf. Shares may only be voted by or on behalf of the record holder of shares as indicated in our stock transfer records. If you are a beneficial stockholder but your shares are held of record by another person, such as a stock brokerage firm or bank, that person must vote the shares as the record holders in accordance with the beneficial holder’s instructions.

All votes cast at the meeting will be tabulated by the persons appointed by us to act as inspectors of election for the meeting.

PROPOSAL NO. 1

ELECTION OF DIRECTORS

General Information

The Board of Directors currently consists of eight members, divided into three classes. Two Class III directors are to be elected at the annual meeting to serve a three-year term expiring at the 2009 annual meeting of stockholders or until a successor has been elected and qualified. The remaining six directors will continue to serve their respective terms.

Proxies cannot be voted for more than the two named nominees.

Lonnie M. Smith and Richard J. Kramer have been nominated by the Board of Directors to serve as Class III directors.

Shares represented by the accompanying proxy will be voted for the election of the nominees recommended by the Board of Directors unless the proxy is marked in such a manner so as to withhold authority to vote. In the event that any nominee should be unavailable for election as a result of an unexpected occurrence, such shares will be voted for the election of such substitute nominee as management may propose. Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve.

The names of the nominees and directors, their ages as of February 28, 2006 and certain other information about them are set forth below:

Name of Nominee or Director	Age	Principal Occupation	Director Since
D. Keith Grossman(2)	45	Former Chief Executive Officer and President of Thoratec Corporation	2004
Alan J. Levy, Ph.D.(2)(3)	68	President and Chief Executive Officer of Northstar Neuroscience, Inc.	2000
Robert W. Duggan	61	President, Robert Duggan & Associates	2003
Eric H. Halvorson(1) (3)	56	Executive in Residence, Pepperdine University	2003
Lonnie M. Smith	61	President, Chief Executive Officer and Chairman of the Board of Intuitive Surgical, Inc.	1996
Richard J. Kramer(1)	63	President, R.J. Kramer Associates, LLC	2000
William J. Mercer(1)	57	Founder and Managing Member, Avocet Ventures, LLC	2004
Floyd D. Loop, M.D.(3)	69	Former Chief Executive Officer (1989-2004), The Cleveland Clinic	2005

(1)member of Audit Committee

(2)member of Compensation Committee

(3)member of Governance and Nominating Committee

The principal occupations and positions for at least the past five years of the director nominees named above are as follows:

Nominees for Election for a Three-Year Term Expiring at the 2009 Annual Meeting of Stockholders

Lonnie M. Smith joined Intuitive in June 1997 from Hillenbrand Industries, where he was Senior Executive Vice President. Mr. Smith joined Hillenbrand in 1978 and during his tenure he was also a member of the

Executive Committee, the Office of the President and the Board of Directors. Mr. Smith has also held positions with The Boston Consulting Group and IBM. Mr. Smith received his BSEE from Utah State University and an MBA from Harvard Business School.

Richard J. Kramer is President of R.J. Kramer Associates, LLC, a healthcare consulting firm he founded in January 2001. From 1989 to 2000, he served as the President and Chief Executive Officer of Catholic Healthcare West, which operates 48 hospitals in the western United States. From 1982 to 1989, Mr. Kramer was Executive Vice President of Allina Health, the largest integrated health care system in Minnesota. Mr. Kramer received a B.S. in Rehabilitation Education from Pennsylvania State University, a M.S. in Rehabilitation Counseling from Syracuse University and a M.S. in Hospital and Health Care Administration from the University of Minnesota.

RECOMMENDATION OF INTUITIVE SURGICAL’S BOARD OF DIRECTORS

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE DIRECTORS NOMINATED IN PROPOSAL NO. 1.

Class I Director Continuing in Office until the 2007 Annual Meeting of Stockholders

Alan J. Levy, Ph.D. has been President, Chief Executive Officer and a member of the Board of Directors of Northstar Neuroscience, Inc., a medical device company he co-founded, since 1999. From 1993 to 1998, Dr. Levy served as President and Chief Executive Officer of Heartstream, Inc., a medical device company that was acquired by Hewlett-Packard in 1998. Prior to joining Heartstream, he was President of Heart Technology, Inc., a medical device company that was acquired by Boston Scientific in 1995. Before joining Heart Technology, Dr. Levy was Vice President of Research and New Business Development and a member of the board of Ethicon, a division of Johnson & Johnson. Dr. Levy holds a B.S. in Chemistry from City University of New York and a Ph.D. in Organic Chemistry from Purdue University.

Eric H. Halvorson has been a member of our Board of Directors since our acquisition of Computer Motion in June 2003. Mr. Halvorson joined Computer Motion in July 2002 as a member of its Board of Directors. Mr. Halvorson is currently Executive in Residence and Visiting Professor of Business at Pepperdine University, where he teaches classes in Financial Accounting, Business Law and Management Theory and Practice. From June 2003 to February 2005, Mr. Halvorson served as President and Chief Executive Officer of The Thomas Kinkade Company, formerly Media Arts Group, Inc. Mr. Halvorson was a Visiting Professor of Business Law and Accounting at Pepperdine University from 2000-2003. He was the Executive Vice President and Chief Operating Officer at Salem Communications Corporation from 1995 to 2000. Prior to becoming Chief Operating Officer, he was the company’s Vice President and General Counsel for 10 years. Mr. Halvorson is currently a director of Salem Communications Corporation. Mr. Halvorson was a partner at Godfrey and Kahn, a law firm based in Milwaukee, Wisconsin from 1976 until 1985. Mr. Halvorson is a Certified Public Accountant and holds a B.S. in Accounting from Bob Jones University and a J.D. from Duke University School of Law.

D. Keith Grossman served as President and Chief Executive Officer of Thoratec Corporation, a publicly held cardiovascular device company, from 1996 to 2006. Prior to joining Thoratec, Mr. Grossman held a variety of general management and sales and marketing positions with Major Pharmaceuticals, Inc., Sulzermedica, and the McGaw Laboratories Division of American Hospital Supply Corporation. Mr. Grossman serves on the board of Thoratec as well as Acorn Cardiovascular, Inc., a privately held cardiovascular device company. Mr. Grossman earned his Bachelor’s Degree from Ohio State University, and his MBA from Pepperdine University.

Class II Director Continuing in Office until the 2008 Annual Meeting of Stockholders

Robert W. Duggan has been a member of our Board of Directors since our acquisition of Computer Motion in June 2003. Prior to our acquisition of Computer Motion, Mr. Duggan had been Chairman of the Board of Directors of Computer Motion since 1990 and Chief Executive Officer since 1997. Mr. Duggan has been a private venture investor for more than 25 years and has participated as a director of, investor in and advisor to numerous small and large businesses in the medical products, computer technologies, consumer retail goods and outdoor media communication industries. Mr. Duggan has also assisted in corporate planning, capital formation and management for his various investments. He received the Congressman’s Medal of Merit and in 2000 he was named a Knight of the Legion of Honor by President Jacques Chirac. He is a member of the University of California at Santa Barbara Foundation Board of Trustees.

William J. Mercer is the Founder and Managing Member of Avocet Ventures, LLC, a private equity investment firm. Prior to his current position, Mr. Mercer served as Managing Partner of Aberdeen Strategic Capital, LP, a private equity firm. From 1996 through 1999, Mr. Mercer was the President and Chief Executive Officer, and director, of ALARIS Medical, Inc., a manufacturer of advanced medical instruments and devices. From 1995 through 1996, Mr. Mercer was the President and Chief Executive Officer, and director, of IVAC Medical Systems, Inc., an infusion therapy and patient monitoring company. Prior to that, Mr. Mercer spent over 17 years, primarily in medical imaging, with Mallinckrodt, Inc., a global healthcare company. Mr. Mercer serves on the boards of Rotech Healthcare, Inc., a respiratory therapy and durable medical equipment services company, and R2 Technology, Inc., a privately held medical imaging software company. Mr. Mercer received a Bachelors of Science in Zoology from North Carolina State University and a certificate from the Advanced Management Program of Harvard Business School.

Dr. Floyd D. Loop joined our board in August 2005. Dr. Loop served the Cleveland Clinic Foundation for nearly 35 years, holding leadership positions including Chairman of the Department of Thoracic and Cardiovascular Surgery, Chief Executive Officer and Chairman of the Board of Governors. Dr. Loop and his colleagues at the Cleveland Clinic were responsible for developing the use of arterial conduits in coronary artery surgery, for innovations in valve repair and for pioneering technical improvements for reoperations. Dr. Loop has served as the President of the American Association for Thoracic Surgery, as a Director of the American Board of Thoracic Surgery, and as a member of the Medicare Payment Advisory Commission. He has received Honorary Doctor of Science degrees from Cleveland State University, St. Louis University and Purdue University. Dr. Loop is an internationally recognized cardiovascular surgeon, a recipient of the American Heart Association Citation for International Service, and The American College of Cardiology Cummings Humanitarian Award. Dr. Loop received his undergraduate degree from Purdue University and his M.D. from The George Washington University, Washington, D.C. His postgraduate training was at George Washington, the US Air Force at Andrews Air Force Base and at the Cleveland Clinic Foundation. Dr. Loop currently serves on the corporate boards of Tenet Healthcare Corporation and Visible Assets, Inc.

Director Compensation

Non-employee directors currently receive $2,500 for each board meeting they attend in person and $500 for each meeting they attend telephonically. In addition, non-employee directors receive an annual fee of $10,000 payable in equal quarterly installments. Committee members receive $500 for each committee meeting they attend on a day other than a day on which a board meeting is held.

Pursuant to our 2000 Non-Employee Directors’ Stock Option Plan, non-employee directors receive (1) an initial option to purchase 15,000 shares of common stock, (2) 7,500 shares of common stock at each annual meeting and (3) committee chairs receive an additional option to purchase 2,500 shares of common stock at each annual meeting.

Committees of the Board of Directors

During 2005, our Board of Directors held six meetings and each director, other than Mr. Halvorson, attended at least 75% of those meetings. Mr. Halvorson attended four of the six meetings. Our Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.

The Audit Committee assists the full Board of Directors in its general oversight of our financial reporting, internal controls, and audit functions, and is directly responsible for the appointment, compensation and oversight of the work of our independent registered public accounting firm. The members of the Audit Committee are William J. Mercer, Richard J. Kramer and Eric H. Halvorson, each an independent director as defined by the listing standards of the Nasdaq National Market relating to audit committee members. In 2005, the Audit Committee met nine times and each current member of the Audit Committee attended at least 75% of those meetings. The Board of Directors has adopted a written charter for the Audit Committee, a copy of which was attached as Annex A to the proxy statement for our 2004 Annual Meeting of Stockholders. The Board of Directors has determined that Mr. Kramer is an “Audit Committee Financial Expert”, as defined in Item 401(h) of Regulation S-K.

The Compensation Committee establishes our executive compensation policy, determines the salary and bonuses of our executive officers and recommends to the Board of Directors stock option grants for our executive officers. The members of the Compensation Committee are Alan J. Levy, Ph.D. and D. Keith Grossman, each an independent director as defined by the listing standards of the Nasdaq National Market. In 2005, the Compensation Committee met five times and both current members of the Compensation Committee attended all of those meetings.

The Governance and Nominating Committee is responsible for matters relating to the corporate governance of our company and the nomination of members of the board and committees thereof. The members of the Governance and Nominating Committee are Alan J. Levy, Ph.D., Eric H. Halvorson and Floyd Loop, M.D. each an independent director as defined by the listing standards of the Nasdaq National Market. In 2005, the Governance and Nominating Committee met three times and each current member of the Governance and Nominating Committee attended all of those meetings. A copy of the charter is attached as Annex B to the proxy statement for our 2004 Annual Meeting of Stockholders.

Nomination Process

The Governance and Nominating Committee identifies director nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members with skills and experience that are relevant to our business and are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or the Committee or Board of Directors decides not to re-nominate a member for re-election, the Committee identifies the desired skills and experience of a new nominee consistent with the Committee’s criteria for Board of Directors service. Current members of the Board of Directors and management are polled for their recommendations. Research may also be performed or third parties retained to identify qualified individuals. To date, we have not engaged third parties to identify or evaluate potential nominees; however, we may in the future choose to do so.

The Governance and Nominating Committee will consider nominees recommended by stockholders, and any such recommendations should be forwarded to the Governance and Nominating Committee in writing at our executive offices as identified in this proxy statement. Such recommendations should include the following information:

•	such information as may be reasonably necessary to determine whether the recommended director candidate is independent from the security holder that has recommended the candidate;

•	such information as may be reasonably necessary to determine whether the director candidate is qualified to serve on the Audit Committee; and

•	such information as may be reasonably necessary to determine whether the director candidate meets the independence standards of the Nasdaq National Market.

We will also request such other information as may reasonably be required to determine whether each person recommended by a security holder meets the criteria listed below and to enable us to make appropriate disclosures to the security holders entitled to vote in the election of directors. Any recommendations received from stockholders will be evaluated in the same manner as potential nominees suggested by board members, management or other parties.

The Governance and Nominating Committee evaluates director candidates based upon a number of criteria, including:

•	commitment to promoting the long term interests of the Company’s security holders and independence from any particular constituency;

•	professional and personal reputations that are consistent with our values;

•	broad general business experience and acumen, which may include experience in management, finance, marketing and accounting, across a broad range of industries with particular emphasis on healthcare and medical device industries, along with experience operating at a policy-making level in an appropriate business, financial, governmental, educational, non-profit, technological or global field;

•	a high level of personal and professional integrity;

•	adequate time to devote attention to the affairs of the company;

•	such other attributes, including independence, relevant in constituting a board that also satisfies the requirements imposed by the Securities and Exchange Commission and the Nasdaq National Market; and

•	board balance in light of our company’s current and anticipated needs and the attributes of the other directors and executives.

Security Holder Communication with Board Members

Any holder of our securities may contact the Board of Directors or a specified individual director by writing to the attention of the Board of Directors or a specified individual director and sending such communication to our investor relations department at our executive offices as identified in this proxy statement. Each communication from a securityholder should include the following information in order to permit securityholder status to be confirmed and to provide an address to forward a response if deemed appropriate:

•	the name, mailing address and telephone number of the security holder sending the communication;

•	the number and type of our securities owned by such security holder; and

•	if the security holder is not a record owner of our securities, the name of the record owner of our securities beneficially owned by the security holder.

Our investor relations department will forward all appropriate communications to the Board of Directors or individual members of the Board of Directors as specified in the communication. Our investor relations department may (but is not required to) review all correspondence addressed to the Board of Directors, or any individual member of the Board of Directors, for any inappropriate correspondence more suitably directed to management. Communications may be deemed inappropriate for this purpose if it is reasonably apparent from the face of the correspondence that it relates principally to a customer dispute involving the purchase of goods or services from the company or any of its operating units. Our policies regarding the handling of security holder communications were approved by a majority of our independent directors.

Annual Meeting Attendance

The policy of the Board of Directors is that all directors attend the annual meeting of stockholders, absent compelling circumstances that prevent attendance. All directors attended the annual meeting of stockholders held in 2005.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

During 2005, we believe that there has not been any transaction or series of similar transactions to which we were or are to be a party in which the amount involved exceeds $60,000 and in which any director, executive officer or holder of more than 5% of our common stock, or members of any such person’s immediate family, had or will have a direct or indirect material interest, other than compensation described in “Executive Compensation.” We intend that any such future transactions will be approved by the Audit Committee of the Board of Directors and will be on terms no less favorable to our company than could be obtained from unaffiliated third parties.

COMPENSATION COMMITTEE REPORT

The Compensation Committee is responsible for establishing and monitoring the general compensation policies and compensation plans of our company, as well as the specific compensation levels for executive officers. The Compensation Committee also has the authority and power to grant stock options under our 2000 Equity Incentive Plan. Executive officers who are also directors have not participated in deliberations or decisions involving their own compensation.

The following is the Compensation Committee’s report submitted to the Board of Directors addressing the compensation of our executive officers for 2005.

Compensation Policy and Philosophy

Our executive compensation policy is designed to:

•	attract and retain qualified executives who will contribute to our long-term success;

•	reward executives for achieving our goals; and

•	link executive compensation and stockholder interests through equity-based plans.

We believe that in order to attract and retain qualified executives, our compensation policies must be competitive with comparable companies in similar industries. The compensation mix reflects a balance of cash payments, consisting of base salary and cash bonus payments, and long-term stock-based incentives in the form of stock options. The emphasis in incentive compensation is placed on stock options that more closely align the financial interests of our employees with our stockholders.

Executive Compensation Components

As discussed below, our executive compensation package is primarily comprised of three components: base salary, annual incentive bonuses, and stock options.

Base Salary. The Compensation Committee establishes base salaries for executive officers based on its review of the base salaries of executive officers in comparable companies and in similar industries. Base salaries for executives are reviewed annually and adjusted based on industry compensation surveys as well as each executive officer’s experience and performance in achieving our company’s objectives.

Annual Incentive Bonuses. Our Corporate Incentive Plan provides a cash incentive opportunity for all non-commissioned employees, including executive officers. Achievement of specific company metrics determine overall plan payment levels, then group performance levels are applied, and finally individual performance levels are considered to determine individual incentive payments. Bonuses were paid to employees and executives in 2006 for performance achieved during 2005.

Long Term Incentive Compensation. Our equity incentive plans provide for long-term incentive compensation for our employees including executive officers. A significant portion of the total compensation package for our executive officers is in the form of stock option awards. These awards give employees an equity interest in our company, thereby aligning the interests of executive officers and stockholders and providing incentive to maximize stockholder value. Stock option positions for all employees, including executives, were reviewed in 2005 and adjusted based on industry surveys, number of options previously granted, as well as contributions to our success.

Compensation of Chief Executive Officer

The compensation for our Chief Executive Officer, Lonnie Smith, for 2005 was comprised of base salary, annual incentive bonus, and long-term incentive compensation in the form of stock options. The Compensation Committee regularly reviews the performance and compensation of Mr. Smith following the criteria discussed above. The Compensation Committee awarded stock options and a cash bonus to Mr. Smith in February 2005. The Compensation Committee awarded an increase in base salary to Mr. Smith in July 2005.

Internal Revenue Code Section 162(m)

Section 162(m) of the Internal Revenue Code limits our tax deduction to $1 million for compensation paid to certain executive officers named in this proxy statement unless the compensation is performance-based. Since the cash compensation paid by our company to each of its executive officers is expected to be well below $1 million and the Compensation Committee believes that options granted would meet the requirements for qualifying as performance-based, the Compensation Committee believes that these limitations did not impact our company in 2005. It is the Compensation Committee’s intention to qualify, to the extent reasonable, the executive officers’ compensation for deductibility under applicable tax law.

COMPENSATION COMMITTEE

D. Keith Grossman, Chairman

Alan J. Levy, Ph.D.

The foregoing Compensation Committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we incorporate by reference into such filings.

EXECUTIVE OFFICERS OF THE COMPANY

Set forth below is information regarding each of our executive officers as of March 31, 2006.

Name	Age	Position
Lonnie M. Smith	61	President, Chief Executive Officer and Chairman of the Board of Directors
Marshall L. Mohr	50	Senior Vice President and Chief Financial Officer
Gary S. Guthart, Ph.D.	40	Executive Vice President and Chief Operating Officer
Eric C. Miller	47	Senior Vice President, Marketing
Jerome J. McNamara	48	Senior Vice President, Worldwide Sales
John F. Runkel	50	Senior Vice President, General Counsel

The principal occupations and positions for at least the past five years of the executive officers named above are as follows:

Lonnie M. Smith. Please see biographical information set forth in Proposal No. 1.

Marshall L. Mohr joined Intuitive Surgical in March 2006. Prior to that, Mr. Mohr was Vice President and Chief Financial Officer of Adaptec, Inc. Prior to joining Adaptec in July 2003, Mr. Mohr was an audit partner with PricewaterhouseCoopers where he was most recently the managing partner of the firm’s west region technology industry group and led its Silicon Valley accounting and audit advisory practice. Mr. Mohr received his BBA in accounting and finance from Western Michigan University.

Gary S. Guthart, Ph.D. joined Intuitive Surgical in April 1996 and became Vice President, Engineering in November 1999. He was promoted to Sr. Vice President, Product Operations in January 2002. In February 2006, Dr. Guthart assumed the role of Chief Operating Officer. Previously, Dr. Guthart was part of the core team developing foundation technology for computer enhanced-surgery at SRI International (formally Stanford Research Institute). While at SRI, he also developed technologies for vibration and acoustic control of large-scale systems. Upon receiving his doctorate degree from the California Institute of Technology, he was honored with the Richard Bruce Chapman Memorial Award. In addition, Dr. Guthart received a BS in Engineering from the University of California, Berkeley, where he graduated magna cum laude and an MS and Ph.D. in Engineering Science from the California Institute of Technology.

Eric C. Miller joined Intuitive Surgical in August of 2003 from Optimize, Inc., where he was President and CEO. Prior to this, Mr. Miller worked at United States Surgical Corporation for 11 years where he held senior positions in both sales and marketing. Mr. Miller graduated from Ohio State University with a BA in Health Sciences and a Masters degree in Exercise Physiology.

Jerome J. McNamara joined Intuitive Surgical in April 1999 from Valleylab where he was Vice President of Marketing. Prior to this, Mr. McNamara worked at United States Surgical Corporation for nearly 17 years where he held positions in senior sales management, marketing and national accounts. Mr. McNamara graduated from the University of Pennsylvania with a BA degree in Biology.

John F. Runkel joined Intuitive Surgical in January 2006. Most recently, Mr. Runkel was Senior Vice President, Business Development, General Counsel and Secretary at VISX, Incorporated, the global leader in laser vision correction technology. Prior to joining VISX in 2001, Mr. Runkel was a partner in the law firm of Sheppard, Mullin, Richter & Hampton, where he practiced law for 17 years and served as managing partner of the firm’s San Francisco office. Mr. Runkel received his law and undergraduate degrees from the University of California, Los Angeles.

EXECUTIVE COMPENSATION

The following table sets forth summary information concerning the compensation paid to our Chief Executive Officer and our other executive officers who were employed by our company in 2005, which we collectively refer to as our “named executive officers,” for services to our company in all capacities. Mr. Mohr joined our company in March 2006 and Mr. Runkel joined in January 2006.

				Long-term Compensation Awards
		Annual Compensation		Securities Underlying Options
Name and Principal Position	Year	Salary	Bonus
Lonnie M. Smith	2005	$397,750	$300,000	65,000
President, Chief Executive Officer and	2004	371,750	35,000	70,000
Chairman of the Board of Directors	2003	358,000	80,000	60,000

Gary S. Guthart, Ph.D.	2005	$268,076	$150,000	35,000
Executive Vice President and Chief Operating Officer	2004	240,000	23,000	40,000
	2003	230,000	50,000	37,500

Eric C. Miller(1)	2005	$246,250	$125,000	30,000
Senior Vice President, Marketing	2004	235,000	10,000	35,000
	2003	87,135	17,498	50,000

Jerome J. McNamara	2005	$233,028	$394,020	30,000
Senior Vice President, Worldwide Sales	2004	222,481	167,380	35,000
	2003	215,000	178,125	37,500

(1)	Mr. Miller joined our company in August 2003.

Employment Agreement

In February 1997, we entered into an agreement with Lonnie M. Smith, our President and Chief Executive Officer, providing that, in the case of involuntary termination other than for cause, his salary and benefits will continue to be paid for a period of one year from the date of termination. Cause as defined in the agreement includes conviction for any felony, participation in a fraud or act of dishonesty against us, willful breach of our policies, or a material breach by Mr. Smith of his employment agreement or of his proprietary information and inventions agreement.

Option Grants in 2005

The table below sets forth each grant of stock options during 2005 to each of our named executive officers. Options were granted at an exercise price equal to the closing sale price of the common stock on the Nasdaq National Market on that date.

The potential realizable value is calculated based on the ten-year term of the option at the time of grant. Stock price appreciation of 5% and 10% is assumed pursuant to rules promulgated by the Securities and Exchange Commission and does not represent our prediction of our stock price performance. The potential realizable values at 5% and 10% appreciation are calculated by:

•	Multiplying the number of shares of common stock subject to a given option by the fair market value at the date of grant;

•	Assuming that the aggregate stock value derived from that calculation compounds at the annual 5% or 10% rate shown in the table until the expiration of the options; and

•	Subtracting from that result the aggregate option exercise price.

The shares listed in the following table under “Number of Securities Underlying Options Granted” are subject to vesting. Upon completion of six months of service from the vesting start date, 12.5% of the option shares vest and the balance vests in a series of equal monthly installments over the next 42 months of service. The option has a ten-year term, subject to earlier termination if the optionee’s service with us ceases.

Percentages shown under “Percentage of Total Options Granted to Employees in Fiscal Year 2005” are based on an aggregate of 1,200,955 options granted to our employees under our stock option plans during 2005.

	Individual Grants
	Number of Securities Underlying Options Granted	Percentage of Total Options Granted to Employees in Fiscal Year 2005	Exercise Price Per Share	Expiration Date	Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
Name					5% ($)	10% ($)
Lonnie M. Smith	65,000	5.4%	$47.86	02/11/2015	$2,209,870	$5,766,540
Gary S. Guthart, Ph.D.	35,000	2.9	47.86	02/11/2015	1,189,930	3,105,060
Eric C. Miller	30,000	2.5	47.86	02/11/2015	1,019,940	2,661,480
Jerome J. McNamara	30,000	2.5	47.86	02/11/2015	1,019,940	2,661,480

Year-End Option Values

The table below sets forth information regarding option exercises by our named executive officers in 2005, as well as the number and value of securities underlying unexercised options that are held by each of the individuals listed in the summary compensation table as of December 31, 2005.

Amounts shown under the column “Value Realized” are based on the market value of the underlying securities on the exercise date, less the exercise price for these shares.

Amounts shown under the column “Value of Unexercised In-The-Money Options at December 31, 2005” are based on the closing market price of $117.27 on that date, without taking into account any taxes that may be payable in connection with the transaction, multiplied by the number of shares underlying the option, less the exercise price payable for these shares.

Name	Number of Shares Acquired on Exercise	Value Realized	Number of Securities Underlying Unexercised Options at December 31, 2005		Value of Unexercised In-the-Money Options at December 31, 2005
			Exercisable	Unexercisable	Exercisable	Unexercisable
Lonnie M. Smith	49,500	$3,717,624	173,519	109,481	$17,130,208	$9,420,853
Gary S. Guthart, Ph.D.	42,000	3,168,727	111,371	61,877	11,278,941	5,371,947
Eric C. Miller	33,750	1,654,344	3,749	62,501	359,446	5,543,217
Jerome J. McNamara	101,945	5,579,707	11,083	55,471	986,346	4,854,540

Compensation Committee Interlocks and Insider Participation

During 2005, the Compensation Committee consisted of Alan J. Levy, Ph.D. and Keith Grossman, none of whom is a present or former officer or employee of our company. In addition, during 2005, none of our officers had an “interlock” relationship, as that term is defined by the SEC, to report.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires that our executive officers and directors, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership (Forms 3, 4 and 5) with the Securities and Exchange Commission. Executive officers, directors and greater-than-10% holders are required to furnish us with copies of all of these forms which they file.

Based solely on our review of these reports or written representations from certain reporting persons, we believe that during 2005, all filing requirements applicable to our officers, directors, greater-than-10% beneficial owners and other persons subject to Section 16(a) of the Exchange Act were met.

STOCK PERFORMANCE GRAPH

The following graph compares our cumulative total stockholder return on the common stock (no dividends have been paid thereon) with the cumulative total return of (1) the Nasdaq Composite Index and (2) the S&P Healthcare Index, over the indicated periods extending through the end of 2005.

The historical stock market performance of the common stock shown below is not necessarily indicative of future stock performance.

	12/31/00	12/31/01	12/31/02	12/31/03	12/31/04	12/31/05
Intuitive Surgical, Inc.	100.00	118.00	72.47	100.53	235.41	689.82
NASDAQ Composite	100.00	78.95	54.06	81.09	88.06	89.27
S&P Healthcare Index	100.00	87.06	69.67	78.95	79.13	82.97

The stock performance graph above shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any filing under the Securities Act of 1933 or under the Securities Exchange Act of 1934, except to the extent we specifically incorporate this information by reference, and shall not otherwise be deemed filed under these acts.

SECURITY OWNERSHIP OF CERTAIN

BENEFICIAL OWNERS AND MANAGEMENT

The information in the following table sets forth the ownership of our common stock, as of February 28, 2006, by (i) each named executive officer; (ii) each of our directors; and (iii) all of our directors and executive officers as a group. As of February 28, 2006, we had 36,470,224 shares of common stock outstanding. To our knowledge, no person or entity holds more than 5% of our outstanding common stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(1)		Percentage Ownership(1)
Directors and Corporate Officers
Robert W. Duggan	947,742	(2)	2.6%
Lonnie M. Smith	577,375	(3)	1.6%
Gary S. Guthart, Ph.D.	123,459	(4)	*
Alan J. Levy, Ph.D.	37,213	(5)	*
Jerome J. McNamara	23,041	(6)	*
Eric H. Halvorson	16,515	(7)	*
Eric C. Miller	9,203	(8)	*
William J. Mercer	3,610	(9)	*
D. Keith Grossman	2,582	(10)	*
Richard J. Kramer	—	(11)	*
Floyd D. Loop, M.D	—	(11)	*
All executive officers and directors as a group (13 persons)	1,740,740	(12)	4.8%

*	Represents less than 1% of the issued and outstanding shares.
(1)	Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of common stock subject to options and warrants which are currently exercisable, or will become exercisable within 60 days of February 28, 2006, are deemed outstanding for computing the percentage of the person or entity holding such securities but are not outstanding for computing the percentage of any other person or entity. Except as indicated by footnote, and subject to the community property laws where applicable, to our knowledge the persons named in the table above have sole voting and investment power with respect to all shares of common stock shown as beneficially owned by them. Unless otherwise indicated, the address for each person is our address at 950 Kifer Road, Sunnyvale, California 94086.
(2)	Includes 55,292 shares issuable pursuant to options exercisable within 60 days of February 28, 2006, and 26,772 shares managed for individual investors.
(3)	Includes 177,375 shares issuable pursuant to options exercisable within 60 days of February 28, 2006.
(4)	Includes 116,811 shares issuable pursuant to options exercisable within 60 days of February 28, 2006.
(5)	Includes 25,000 shares issuable pursuant to options exercisable within 60 days of February 28, 2006.
(6)	Includes 21,709 shares issuable pursuant to options exercisable within 60 days of February 28, 2006.
(7)	Includes 13,944 shares issuable pursuant to options exercisable within 60 days of February 28, 2006.
(8)	Includes 6,458 shares issuable pursuant to options exercisable within 60 days of February 28, 2006.
(9)	Includes 3,610 shares issuable pursuant to options exercisable within 60 days of February 28, 2006.
(10)	Includes 2,582 shares issuable pursuant to options exercisable within 60 days of February 28, 2006.
(11)	Includes 0 shares issuable pursuant to options exercisable within 60 days of February 28, 2006.
(12)	Includes 422,781 shares issuable pursuant to options exercisable within 60 days of February 28, 2006.

Equity Compensation Plans

The following table contains information as of December 31, 2005 for two categories of equity compensation plans. All of the equity compensation plans of the company have been approved by security holders.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted- average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	3,470,380	$28.06	5,452,569
Equity compensation plans not approved by security holders	—	—	—

Total	3,470,380	$28.06	5,452,569

AUDIT COMMITTEE REPORT

Our Audit Committee is composed of “independent” directors, as determined in accordance with Rule 4200(a)(15) of the Nasdaq Stock Market’s regulations and Rule 10A-3 of the Securities Exchange Act of 1934. The Audit Committee operates pursuant to a written charter adopted by the Board of Directors, a copy of which was attached as Annex A to the proxy statement for our 2004 annual meeting of stockholders.

As described more fully in its charter, the purpose of the Audit Committee is to assist the Board of Directors with its oversight responsibilities regarding the integrity of our company’s financial statements, our compliance with legal and regulatory requirements, assessing the independent registered public accounting firm’s qualifications and independence and the performance of the persons performing internal audit duties for our company and the independent registered public accounting firm. Management is responsible for preparation, presentation and integrity of our financial statements as well as our financial reporting process, accounting policies, internal audit function, internal accounting controls and disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an independent audit of our consolidated financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee’s responsibility is to monitor and oversee these processes. The following is the Audit Committee’s report submitted to the Board of Directors for 2005.

The Audit Committee has:

•	reviewed and discussed our audited financial statements with management and Ernst & Young LLP, the independent accountants;

•	discussed with Ernst & Young LLP the matters required to be discussed by Statement on Auditing Standards No. 61, Communications with Audit Committees, as may be modified or supplemented; and

•	received from Ernst & Young LLP the written disclosures and the letter regarding their independence as required by Independence Standards Board Standard No. 1, Independence Discussions with Audit Committees, as may be modified or supplemented, and discussed the auditors’ independence with them.

In addition, the Audit Committee has met separately with management, with persons performing internal audit duties for our company and with Ernst & Young LLP.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2005 for filing with the Securities and Exchange Commission.

AUDIT COMMITTEE

Richard J. Kramer, Chairman

William J. Mercer

Eric H. Halvorson

The foregoing audit committee report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and shall not otherwise be deemed filed under these acts, except to the extent we specifically incorporate by reference into such filings.

OTHER INFORMATION

Other Matters at the Annual Meeting

We do not know of any matters to be presented at the annual meeting other than those mentioned in this proxy statement. If any other matters are properly brought before the annual meeting, it is intended that the proxies will be voted in accordance with the best judgment of the person or persons voting the proxies.

Principal Accountant Fees and Services

Our auditors for the year ended December 31, 2005 were Ernst & Young LLP. We expect that Ernst & Young LLP will serve as our auditors for fiscal year 2006. A representative of Ernst & Young LLP will be present at the annual meeting, will have an opportunity to make a statement if he so desires and is expected to be available to respond to appropriate questions. All of the services described in the following fee table were approved in conformity with the Audit Committee’s pre-approval process.

	2005	2004
Audit fees	$1,120,076	$731,000
Audit-related fees	$25,000	$22,500
Tax fees	$53,500	$38,000
All other fees	$1,500	$1,500

Total	$1,200,076	$793,000

Audit Fees. This category includes the audit of our annual financial statements, the audit of management’s assessment of our internal control over financial reporting, review of financial statements included in our Form 10-Q quarterly reports, and services that are normally provided by the independent registered public accounting firm in connection with statutory and regulatory filings or engagements, for those fiscal years. This category also includes advice on accounting matters that arose during, or as a result of, the audit or the review of interim financial statements and the preparation of an annual “management letter” on internal control matters.

Audit-Related Fees. This category consists of assurance and related services provided by Ernst & Young that are reasonably related to the performance of the audit or review of our financial statements and are not reported above under “Audit Fees.” The services for the fees disclosed under this category include benefit plan audits.

Tax Fees. This category consists of services provided by Ernst & Young for tax compliance, tax advice, and tax planning.

All Other Fees. This category consists of all other services provided by Ernst & Young that are not reported above. The services for the fees disclosed under this category include an annual subscription fee to Ernst & Young for accounting literature.

Pre-Approval Policies and Procedures

All audit services, audit-related services, tax services and other services were pre-approved by our Audit Committee, which concluded that the provision of such services by Ernst & Young LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions. The Audit Committee’s pre-approval policy provides for the pre-approval of audit, audit-related, tax, and other services specifically described by the committee on an annual basis, and unless a type of service is pre-approved under the policy, it will require separate pre-approval by the committee if it is to be provided by the independent auditor. The policy authorizes the committee to delegate to one or more of its members pre-approval authority with respect to permitted services.

Stockholder Proposals for 2007 Annual Meeting

Any stockholder who meets the requirements of the proxy rules under the Securities Exchange Act of 1934 may submit to the Board of Directors proposals to be considered for submission to the stockholders at the annual meeting in 2007. In order to be considered for inclusion in the proxy material to be disseminated by the Board of Directors, your proposal must comply with the requirements of Rule 14a-8 under the Exchange Act and be submitted in writing by notice delivered or mailed by first-class United States mail, postage prepaid, to our Secretary at Intuitive Surgical, Inc., 950 Kifer Road, Sunnyvale, California 94086 and must be received no later than December 14, 2006. Your notice must include:

•	your name and address and the text of the proposal to be introduced;

•	the number of shares of stock you hold of record, beneficially own and represent by proxy as of the date of your notice; and

•	a representation that you intend to appear in person or by proxy at the meeting to introduce the proposal specified in your notice.

The chairperson of the meeting may refuse to acknowledge the introduction of your proposal if it is not made in compliance with the foregoing procedures or the applicable provisions of our Bylaws. Our Bylaws also provide for separate notice procedures to recommend a person for nomination as a director or to propose business to be considered by stockholders at a meeting. To be considered timely under these provisions, the stockholder’s notice must be received by our Corporate Secretary at our principal executive offices at the address set forth above no earlier than December 14, 2006 and no later than January 13, 2007. If the date of our 2007 annual meeting is advanced by more than 30 days or delayed (other than as a result of adjournment) by more than 30 days from the anniversary of our 2006 annual meeting, the stockholder must submit any such proposal or nomination no earlier than the close of business on the 120th day, nor later than the close of business on the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made. Our Restated Bylaws also specify requirements as to the form and content of a stockholder’s notice.

Intuitive Surgical, Inc.

MR A SAMPLE

DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6

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Annual Meeting Proxy Card

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Mark this box with an X if you have made changes to your name or address details above.

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A Election of Class III Directors PLEASE REFER TO THE REVERSE SIDE FOR TELEPHONE AND INTERNET VOTING INSTRUCTIONS.

1. The Board of Directors recommends a vote FOR the listed nominees.

For Withhold

01—Lonnie M. Smith

02—Richard J. Kramer

B Non Proposal Items

I plan to attend the meeting.

I consent to receive future proxy statements and annual reports via the internet.

C Authorized Signatures—Sign Here—This section must be completed for your instructions to be executed.

The undersigned agrees that said proxies may vote in accordance with their discretion with respect to any other matters which may properly come before this meeting. Should any nominee for director become unavailable, discretionary authority is conferred to vote for a substitute. The undersigned instructs such proxies to vote as directed on this proxy.

This Proxy should be dated, signed by the shareholder exactly as printed above and returned promptly in the enclosed envelope. Persons signing in fiduciary capacity should so indicate. Signature 1—Please keep signature within the box Signature 2—Please keep signature within the box Date (mm/dd/yyyy)

0 0 9 0 0 7 1

1	U P X

C O Y

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Proxy—Intuitive Surgical, Inc.

Proxy solicited by the Board of Directors for the Annual Meeting of Stockholders—May 19, 2006

The undersigned, revoking all prior proxies, hereby appoints Lonnie M. Smith and Marshall Mohr, or each or either of them, proxies for the undersigned, with full power of substitution, to vote all shares of common stock of Intuitive Surgical, Inc. which the undersigned is entitled to vote at the Annual Meeting of stockholders to be held in Sunnyvale, California on May 19, 2006 at 2:30 p.m., or at any adjournment or postponement thereof, upon such business as may properly come before the meeting or at any adjournment or postponement thereof including without limiting such general authorization, the proposals described on this card and in the accompanying proxy statement. Unless otherwise specified on the reverse side, this proxy will be voted FOR the election of directors.

Common Stock

Important: Please mark boxes to give voting instructions.

Telephone and Internet Voting Instructions

You can vote by telephone OR Internet! Available 24 hours a day 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

To vote using the Telephone (within U.S. and Canada)

Call toll free 1-800-652-VOTE (8683) in the United States or Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.

Follow the simple instructions provided by the recorded message.

To vote using the Internet

Go to the following web site:

WWW.COMPUTERSHARE.COM/EXPRESSVOTE

Enter the information requested on your computer screen and follow the simple instructions.

If you vote by telephone or the Internet, please DO NOT mail back this proxy card.

Proxies submitted by telephone or the Internet must be received by 1:00 a.m., Central Time, on May 19, 2006. THANK YOU FOR VOTING